EXHIBIT 10ac
                            AGREEMENT

          AGREEMENT by and between C. R. BARD, INC., a New Jersey corporation (the "Corporation"), and Todd C. Schermerhorn (the
"Executive"), dated as of the 14th day of October, 1998.

          WHEREAS, the Corporation, on behalf of itself and its shareholders, wishes to assure that the Corporation will have the continued dedication of the Executive, notwithstanding the possibility, threat, or occurrence of a Change of Control (as defined below) of the Corporation. The Board of Directors of the Corporation (the "Board") believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage his attention and dedication to his assigned duties currently and in the event of any threatened or pending Change of Control, and to provide the Executive with competitive compensation arrangements; therefore, the Board has caused the Corporation to enter into this Agreement (i) to ensure the Executive of individual financial security in the event of a Change of Control, and (ii) to provide such protection in a manner which is competitive with that of other corporations.

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1. Certain Definitions. (a) The "Effective Date" shall be the first date during the "Change of Control Period" (as defined in Section l(b)) on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if the Executive's employment with the Corporation is terminated prior to the date on which a Change of Control occurs, and the Executive can reasonably demonstrate that such termination (1) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (2) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination.

          (b) The "Change of Control Period" is the period commencing on the date hereof and ending on the earlier to occur of
(i) the third anniversary of such date or (ii) the first day of the month next following the Executive's normal retirement date ("Normal Retirement Date") under the Corporation's retirement plan; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof is hereinafter referred to as the "Renewal Date"), the Change of Control Period shall be auto-matically extended so as to terminate on the earlier of (x) two years from such Renewal Date or (y) the first day of the month coinciding with or next following the Executive's Normal Retirement Date, unless at least 60 days prior to the Renewal Date the Corporation shall give notice that the Change of Control Period shall not be so extended.

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          2.   Change of Control.  (a)  For purposes of this
Agreement, a "Change of Control" shall be deemed to have occurred if a change of control of the nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K as in effect on the date hereof pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") occurs, provided that, without limitation, a "Change of Control" shall be deemed to have occurred if (i) the beneficial ownership at any time hereafter by any person, as defined herein, of capital stock of the Corporation, constitutes 20 percent or more of the general voting power of all of the Corporation's outstanding capital or (ii) individuals who, as of the date hereof, constitute the Board (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least three-quarters of the Directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board. No sale to underwriters or private placement of its capital stock by the Corporation, nor any acquisition initiated by the Corporation, through merger, purchase of assets or otherwise, effected in whole or in part by issuance or reissuance of shares of its capital stock, shall constitute a Change of Control.
          (b) For purposes of the definition of "Change of Control", the following definitions shall be applicable:

                      (i) The term "person" shall mean any individual, corporation or other entity and any group as such term is used in Section 13(d)(3) or 14(d)(2) of the Exchange Act.

                     (ii) Any person shall be deemed to be the beneficial owner of any shares of capital stock of the Corporation:

               A. which that person owns directly, whether or not of record, or

               B. which that person has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants, or options, or otherwise, or

               C. which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (B) above), by an "affiliate" or "associate" (as defined in the rules of the Securities and Exchange Commission under the Securities Act of 1933, as amended) of that person, or

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               D.  which are beneficially owned, directly or
          indirectly (including shares deemed owned through application of clause (B) above), by any other person with which that person or his "affiliate" or "associate" (defined as aforesaid) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Corporation.

                    (iii) The outstanding shares of capital stock of the Corporation shall include shares deemed owned through application of clauses (ii) (B), (C) and (D), above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, but which are not actually outstanding.

                     (iv) Shares of capital stock, if any, held by The Chase Manhattan Bank N.A. under the Indenture and the Escrow
     Agreement dated as of November 1, 1971 between International
     Paper Corporation and said bank shall not be deemed owned by International Paper Corporation or by said bank for purposes of this definition, so long as they are held by said bank under said Escrow Agreement, but said shares shall be deemed outstanding for the purpose of determining the aggregate number of outstanding shares of capital stock of the Corporation.

          3. Employment Period. The Corporation hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Corporation, for the period commencing on the Effective Date and ending on the earlier to occur of (a) the third anniversary of such date or (b) the first day of the month coinciding with or next following the Executive's Normal Retirement Date (the "Employment Period").

          4. Terms of Employment. (a) Position and Duties. (i) During the Employment Period, (A) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Effective Date and (B) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office or location less than thirty-five (35) miles from such location.

               (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Corporation and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it

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shall not be a violation of this Agreement for the Executive to (A)
serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Corporation in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Corporation.

          (b) Compensation. (i) Base Salary. During the Employment Period, the Executive shall receive a base salary ("Base Salary") at a monthly rate at least equal to the highest monthly base salary paid to the Executive by the Corporation during the twelve-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be consistent with increases in base salary awarded in the ordinary course of business to other key executives of the Corporation. Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Base Salary shall not be reduced after any such increase.

               (ii) Annual Bonus. In addition to Base Salary, the Executive shall be awarded, for each fiscal year during the Employment Period, an annual bonus (an "Annual Bonus") in cash at least equal to the average bonus received by the Executive from the Corporation in respect of the three fiscal years immediately preceding the fiscal year in which the Effective Date occurs.

               (iii) Incentive, Savings and Retirement Plans. In addition to Base Salary and Annual Bonus payable as hereinabove provided, the Executive shall be entitled to participate during the Employment Period in all incentive, savings and retirement plans and programs, whether qualified or non-qualified, then applicable to other key executives of the Corporation and its affiliates (including the Corporation's 1981 Stock Option Plan, the Long-Term Performance Incentive Plan, the 1986 Stock Award Plan, the 1981 Employee Stock Appreciation Rights Plan, the Employees' Stock Ownership Plan and the Employees' Retirement Savings Plan, in each case to the extent then in effect or as subsequently amended); provided, however, that such plans and programs, in the aggregate, shall provide the Executive with compensation, benefits and reward opportunities at least as favorable as the most favorable such compensation benefits and reward opportunities provided by the Corporation for the Executive under such plans and programs as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as provided at any time thereafter with respect to other key executives.

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               (iv)  Welfare Benefit Plans.  During the Employment
Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans provided by the Corporation (including, without limitation, medical, prescription, dental, disability, salary continuance, executive life, group life, accidental death and travel accident insurance plans and programs), at least comparable to those in effect at any time during the 90-day period immediately preceding the Effective Date which would be most favorable to the Executive or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives.

               (v) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies and procedures of the Corporation and its affiliates in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives.

               (vi) Fringe Benefits. During the Employment Period, the Executive shall be entitled to fringe benefits, in accordance with the most favorable policies of the Corporation and its affiliates in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives.

               (vii)  Office and Support Staff.  During the
Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to those provided to the Executive at any time during the 90-day period immediately preceding the Effective Date which would be most favorable to the Executive or, if more favorable to the Executive, as provided at any time thereafter with respect to other key executives.

               (viii) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable policies of the Corporation and its affiliates as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives.

          5. Termination. (a) Death or Disability. This Agreement shall terminate automatically upon the Executive's death. The Corporation may terminate this Agreement, after having established the Executive's Disability (pursuant to the definition of "Disability" set forth below), by giving to the Executive written notice of its intention to terminate the Executive's employment. In such a case, the Executive's employment with the Corporation shall terminate effective on the 180th day after receipt of such notice (the "Disability Effective Date"), provided that, within 180 days after such receipt, the Executive shall not

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have returned to full-time performance of the Executive's duties.
For purposes of this Agreement, "Disability" means disability which, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Corporation or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

          (b) Cause. The Corporation may terminate the Executive's employment for "Cause." For purposes of this Agreement, "Cause" means (i) an act or acts of dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Corporation, (ii) repeated violations by the Executive of the Executive's obligations under
Section 4(a) of this Agreement which are demonstrably willful and deliberate on the Executive's part and which are not remedied after the receipt of notice from the Corporation or (iii) the conviction of the Executive of a felony.

          (c)  Termination by Executive for Good Reason.  The
Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" means

                      (i) (A) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position
     (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a) of this Agreement, or (B) any other action by the Corporation which results in a diminution in such position, authority, duties or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Corporation promptly after receipt of notice thereof given by the Executive;

                     (ii) any failure by the Corporation to comply with any of the provisions of Section 4(b) of this Agreement, other than an insubstantial and inadvertent failure which is remedied by the Corporation promptly after receipt of notice thereof given by the Executive;

                    (iii) the Corporation's requiring the Executive to be based at any office or location other than that described in
     Section 4(a)(i)(B) hereof, except for travel reasonably required in the performance of the Executive's responsibilities;

                     (iv) any purported termination by the Corporation of the Executive's employment otherwise than as permitted by this Agreement; or

                      (v) any failure by the Corporation to comply with and satisfy Section 11(c) of this Agreement.

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          Anything in this Agreement to the contrary
notwithstanding, any termination by the Executive for any reason whatsoever during the six month period immediately following the first anniversary of the date of a Change of Control shall be a termination for "Good Reason". For purposes of this Section 5(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

          (d) Notice of Termination. Any termination by the Corporation for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice).

          (e) Date of Termination. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be. If the Executive's employment is terminated by the Corporation other than for Cause or Disability, the Date of Termination shall be the date on which the Corporation notifies the Executive of such termination.

          6. Obligations of the Corporation upon Termination. (a) Death. If the Executive's employment is terminated by reason of the Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than those obligations accrued or earned by the Executive hereunder at the date of the Executive's death. Anything in this Agreement to the contrary notwithstanding, the Executive's family shall be entitled to receive benefits at least equal to the most favorable benefits provided by the Corporation to surviving families of executives of the Corporation under such plans, programs and policies relating to family death benefits, if any, as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect on the date of the Executive's death with respect to other key executives and their families.

          (b) Disability. If the Executive's employment is terminated by reason of the Executive's Disability, this Agreement shall terminate without further obligations to the Executive, other than those obligations accrued or earned by the Executive hereunder as of the Disability Effective Date. Anything in this Agreement to the contrary notwithstanding, the Executive shall be entitled after the Disability Effective Date to receive disability and other benefits at least equal to the most favorable of those provided by the Corporation to disabled employees and/or their families in accordance with such plans, programs and policies relating to disability, if any, as in effect at any time during the 90-day

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period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other key executives and their families.

          (c) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause or the Executive terminates his employment other than for Good Reason, the Corporation shall pay the Executive his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and shall have no further obligations to the Executive under this Agreement.

          (d) Termination by Executive for Good Reason; Termination by Corporation Other Than for Cause or Disability. If, during the Employment Period, the Corporation shall terminate the Executive's employment other than for Cause or Disability, or the employment of the Executive shall be terminated by the Executive for Good Reason:

                      (i) the Corporation shall pay to the Executive in a lump sum in cash within 10 days after the Date of Termination
     (the "Payment Date") the aggregate of the following amounts:

               A.  to the extent not theretofore paid, the
          Executive's Base Salary through the Date of Termination at the rate in effect on the Date of Termination or, if higher, at the highest rate in effect at any time within the three year period preceding the Effective Date (the "Highest Base Salary"); and

               B. the product of (x) the average of the annual bonuses paid, or payable to the extent deferred, to the Executive for the three full fiscal years prior to the Effective Date (the "Recent Bonus") and (y) the fraction obtained by dividing (i) the number of days between the Date of Termination and the last day of the last full fiscal year and (ii) 365; and

               C. the product of (x) three and (y) the sum of the Highest Base Salary and (ii) the Recent Bonus; and

               D. in the case of compensation previously deferred by the Executive, all amounts previously deferred and not yet paid by the Corporation; and

                     (ii) for one year after the Date of Termination, the Corporation shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs and policies described in Section 4(b)(iv) of this Agreement if the Executive's employment had not been terminated, including health insurance and life insurance, if and as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives and their families and for

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     purposes of eligibility for retiree benefits pursuant to such plans, programs and policies, the Executive shall be considered to have remained employed until the end of the Employment Period and to have retired on the last day of such period.

          Anything herein to the contrary notwithstanding, the Executive may elect in his Notice of Termination to receive the payment provided for pursuant to Section 6(d)(i)(C) hereof (the "Severance Payment") in installments. If the Executive elects the installment method, one-quarter of the Severance Payment shall be paid to the Executive on the Payment Date and one-quarter of the severance payment shall be paid to the Executive on each of the next three anniversaries thereof and, in the case of the latter three payments, the amounts to be paid shall include interests from the Payment Date on the remaining unpaid balance of the Severance Payment calculated at the Morgan Guaranty Trust Company prime rate as in effect from time to time.

          7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Corporation or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Corporation or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Corporation or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.

          8. Full Settlement. The Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Corporation agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Corporation or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof or as a result of any contest by the Executive about the amount of any payment pursuant to Section 9 of this Agreement, plus in each case interest at the Federal Rate (as defined below).

          9.   Gross-up.

          (a) In the event it shall be determined that any payment, benefit or distribution (or combination thereof) by the Corporation to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, or otherwise) (a "Payment") would be subject to the

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excise tax imposed by Section 4999 of the Internal Revenue Code of
1986, as amended (the "Code"), or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the "Excise Tax"), Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of the Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (b) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Arthur Andersen & Co. (the "Accounting Firm") which shall provide detailed supporting calculations both to the Corporation and Executive within fifteen
(15) business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Corporation. In the event that the Accounting Firm is serving as accountant or auditor for an individual, entity or group effecting the change in ownership or effective control (within the meaning of Section 280G of the Code), Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then
be referred to as the   Accounting Firm hereunder).  All fees and
expenses of the Accounting Firm shall be borne solely by the Corporation. Any Gross-Up Payment, as determined pursuant to this
Section 9, shall be paid by the Corporation to Executive within five (5) days after the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall so indicate to Executive in writing. Any determination by the Accounting Firm shall be binding upon the Corporation and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Corporation should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Corporation exhausts its remedies pursuant to Section 9(c) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Corporation to or for the benefit of Executive.

          (c) Executive shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after Executive is informed in writing of such claim and shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on

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which it gives such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:
          (i) give the Corporation any information reasonably requested by the Corporation relating to such claim;

          (ii) take such action in connection with contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation;

          (iii) cooperate with the Corporation in good faith in order to effectively contest such claim; and

          (iv) permit the Corporation to participate in any proceedings relating to such claim;

provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9(c), the Corporation shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; provided, however, that if the Corporation directs Executive to pay such claim and sue for a refund, the Corporation shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that if Executive is required to extend the statute of limitations to enable the Corporation to contest such claim, Executive may limit this extension solely to such contested amount.
          (d) If, after the receipt by Executive of an amount advanced by the Corporation pursuant to Section 9(c), Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to the Corporation's complying with the requirements of Section 9(c)) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Corporation pursuant to
Section 9(c), a determination is made that Executive shall not be entitled to any refund with respect to such claim and the

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Corporation does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty
(30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          10. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Corporation all secret or confidential information, knowledge or data relating to the Corporation or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Corporation or any of its affiliated companies and which shall not be public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). After termination of the Executive's employment with the Corporation, the Executive shall not, without the prior written consent of the Corporation, communicate or divulge any such information, knowledge or data to anyone other than the Corporation and those designated by it. In no event shall an asserted violation of the provisions of this
Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

          11. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Corporation shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors.

          (c) The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. As used in this Agreement, "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          12. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

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          If to the Executive:
          Todd C. Schermerhorn
          5 Langford Drive
          Mendham, NJ 07945


          If to the Corporation:
          C. R. BARD, INC.
          730 Central Avenue
          Murray Hill, New Jersey  07974
          Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Corporation may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) The Executive's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

          (f) This Agreement contains the entire understanding of the Corporation and the Executive with respect to the subject matter hereof.

          (g) The Executive and the Corporation acknowledge that the employment of the Executive by the Corporation is "at will", and, prior to the Effective Date, may be terminated by either the Executive or the Corporation at any time. Upon a termination of the Executive's employment or upon the Executive's ceasing to be an officer of the Corporation, in each case, prior to the Effective Date, there shall be no further rights under this Agreement.

          IN WITNESS WHEREOF, the Executive has hereunto set his
hand and, pursuant to the authorization from its Board of
Directors, the Corporation has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.
                              Todd C. Schermerhorn /s/
                              Todd C. Schermerhorn

                              C. R. BARD, INC.

                              By:  William H. Longfield /s/
                                   William H. Longfield
                                   Chairman and
                                   Chief Executive Officer Attest:
      Assistant Secretary
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